Exhibit 10.1

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”) is made as of February 4, 2025, by and between Interactive Strength Inc., a Delaware corporation (the “Company”), and TR Opportunities II LLC, a Delaware limited liability company (the “Holder”).

WHEREAS, the Holder is holder and owner, as assignee of Yves Behar, of the following secured promissory notes issued by the Company (collectively, the “Existing Notes”):

(i)
Secured Promissory Note, dated May 17, 2019, in the original principal amount of $2,000,000;
(ii)
Secured Promissory Note, dated August 28, 2019, in the original principal amount of $1,000,000;
(iii)
Secured Promissory Note, dated November 28, 2019, in the original principal amount of $250,000;
(iv)
Secured Promissory Note, dated March 20, 2020, in the principal amount of $250,000; and
(v)
Secured Promissory Note, dated February 12, 2021, in the principal amount of $600,000;

WHEREAS, the Holder, as assignee of Yves Behar, and the Company are parties to that certain Agreement, dated as of November 17, 2023, regarding the settlement of disputes relating to the Existing Notes (the “Settlement Agreement”);

WHEREAS, the Company is in default of its obligations under the Existing Notes and the Settlement Agreement; and

WHEREAS, subject to the terms and conditions set forth in the Agreement and in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange with the Holder, and the Holder desires to exchange with the Company all of the Existing Notes for five secured promissory notes of the Company in the form of Exhibit A attached hereto (the “Exchange Notes” and collectively with this Agreement, the “Exchange Documents”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.
Exchange of Existing Notes. On the date hereof (the “Closing Date”), subject to the terms and conditions of this Agreement, the Company and the Holder shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Existing Notes for the Exchange Notes, which are, pursuant to their terms, convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”, such underlying shares of Common Stock, the “Conversion

Shares” and such exchange, “Note Exchange”). Subject to the conditions set forth herein, the Note Exchange shall take place virtually on the Closing Date, or at such other time and place as the Company and the Holder mutually agree (the “Closing”). At the Closing, the following transactions shall occur:

1.1
the Company shall deliver Exchange Notes to the Holder or its designee in accordance with the Holder’s delivery instructions. Subject to the receipt of the Exchange Notes, the Existing Notes shall be deemed cancelled.

1.2
On the Closing Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Exchange Notes, irrespective of the date such Exchange Notes are delivered to the Holder in accordance herewith.

1.3
The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Note Exchange.

2.
Closing Conditions.

2.1
Conditions to Holder’s Obligations. The obligation of the Holder to consummate the Note Exchange is subject to the fulfillment, to the Holder’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a)
Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b)
Issuance of Exchange Notes. At the Closing, the Company shall deliver to the Holder the Exchange Notes.

(c)
No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d)
Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(e)
Board Approval. The Holder shall have received a certificate of the Secretary of the Company certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement, the issuance of the Exchange Notes and the consummation of the transactions contemplated hereby and thereby, including approving for issuance and reserving from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Exchange Notes, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(f)
Irrevocable Transfer Agent Instructions. The Company shall have delivered to the Holder a copy of the Irrevocable Transfer Agent Instructions, in the form attached hereto as Exhibit B attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent (as defined herein).

(g)
Legal Opinion(s). The Company shall have delivered to the Holder copy(ies) of the written opinion of Lucosky Brookman LLP, counsel to the Company, dated as of the Closing Date, addressed to the Company’s Transfer Agent and in the form acceptable to the Holder that, when issued upon conversion of the Exchange Notes in accordance with their terms, the transfer and sale of the Conversion Shares by the Holder is not required to be registered under the Securities Act by reason of the exemption provided by Section 4(a)(1) thereof and Rule 144 thereunder, and that any restrictive legend on the certificates for the Conversion Shares and restrictions on the Company’s records concerning the transfer of the Conversion Shares under the Securities Act may be removed in connection with such transfer and sale (the “Opinion Letter(s)”), which Opinion Letter(s) shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent.

2.2
Conditions to the Company’s Obligations. The obligation of the Company to consummate the Note Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a)
Representations and Warranties. The representations and warranties of the Holder contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b)
No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c)
Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

3.
Representations and Warranties of the Company. The Company hereby represents and warrants to Holder that:

3.1
Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.2
Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, and the authorization (or reservation for issuance of the Conversion Shares), the Note Exchange and the issuance of the Exchange Notes and Conversion Shares, have been taken on or prior to the date hereof.

3.3
Valid Issuance of the Exchange Notes. The Exchange Notes, when issued and delivered in accordance with the terms of this Agreement in exchange for the Existing Notes will be duly and validly issued, fully paid and nonassessable. Each of the Conversion Shares, when issued in accordance with the terms of the Exchange Notes, will be validly issued, fully paid and nonassessable, free and clear of all mortgages, liens, pledges, charges, security interests or other encumbrances. The Company has reserved from its duly authorized capital stock the maximum number of Conversion Shares issuable pursuant to the Exchange Notes.

3.4
Compliance With Laws. Except as has been disclosed in filings with the U.S. Securities and Exchange Commission (the “SEC”), the Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business and the Company has not received written notice of any such violation.

3.5
Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person (as defined in the Exchange Notes) not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

3.6
Acknowledgment Regarding Holder’s Purchase of Securities. The Company acknowledges and agrees that the Holder is acting solely in the capacity of arm’s length Holder with respect to this Agreement and the transactions contemplated hereby and that the Holder is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

3.7
Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Exchange Notes, the Existing Notes or any of the Company’s officers or directors in their capacities as such.

3.8
Validity; Enforcement; No Conflicts. The Exchange Documents have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of the Exchange Documents and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company.

3.9
Disclosure. Other than the information to be contained in the 8-K Filing filed in accordance with Section 7.1, the Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in the Exchange Notes and the Conversion Shares.

3.10
No Commission Paid. Neither the Company nor any of its affiliates nor any Person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the SEC promulgated thereunder) for soliciting the Note Exchange.

4.
Representations and Warranties of the Holder. The Holder hereby represents, warrants and covenants that:

4.1
Organization; Authorization. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Holder has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.
4.2
Investment Experience. The Holder can bear the economic risk of its investment in the Exchange Notes, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Exchange Notes.

4.3
Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal,

valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Holder.

5.
Intentionally Omitted.

6.
Transfer Agent Instructions.

6.1
The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in the form attached hereto as Exhibit B (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Holder or its nominee(s), for the Conversion Shares in such amounts as specified from time to time by the Holder to the Company upon conversion of the Exchange Notes. The Company represents, warrants and covenants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6.1 will be given by the Company to its Transfer Agent with respect to the Conversion Shares or the Exchange Notes, and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company. If the Holder effects a sale, assignment or transfer of the Conversion Shares, the Company shall permit the transfer and shall promptly instruct its Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Holder to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer of Conversion Shares is pursuant to an effective registration statement or in compliance with Rule 144, the Transfer Agent shall issue such Conversion Shares to the Holder, assignee or transferee (as the case may be) without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.1 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6.1, that the Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. In addition to delivery of the Opinion Letter(s), the Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s Transfer Agent as and when described therein. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinions or the removal of any legends on any of the Conversion Shares shall be borne by the Company.

6.2
If at any time the Irrevocable Transfer Agent Instructions are not sufficient to reserve at least the maximum number of Conversion Shares issuable upon conversion of the Exchange Notes then outstanding (assuming for purposes hereof that interest on the Exchange Notes shall accrue through the maturity dates of the Exchange Notes and any conversion shall not take into account any limitations on conversion set forth in the Exchange Notes) (the “Current Reserve Amount”), the Company shall amend the Irrevocable Transfer Agent Instructions to reserve the Current Reserve Amount within one (1) week of the date the Irrevocable Transfer Agent Instructions become insufficient to reserve the Current Reserve Amount (the “TA Instruction Cure Period”). If the Irrevocable Transfer Agent Instructions are not amended within the TA Instruction Cure Period, the Company shall pay to the Holder an amount in cash equal to one-half percent (0.5%) of the principal amount of the then-outstanding Exchange Notes held by the Holder for each day following the end of the TA Instruction Cure Period that the Irrevocable Transfer Agent Instructions are insufficient to reserve the Current Reserve Amount.
6.3
Certificates evidencing the Conversion Shares shall not be required to contain any restrictive legend (i) while a registration statement covering the resale of such Conversion Shares is effective under the Securities Act, (ii) following any sale of such Conversion Shares pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Conversion Shares are eligible to be sold, assigned or transferred under Rule 144 (provided that a Holder provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of Holder’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Holder provides the Company with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (as defined in the Exchange Notes) (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date the Holder delivers such legended certificate representing such Conversion Shares to the Company) following the delivery by a Holder to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Conversion Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Holder as may be required above in this Section 6.3, as directed by the Holder, either: (A) provided that the Company’s Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”), credit the aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s Transfer Agent is not participating in FAST, issue and deliver (via reputable overnight courier) to the Holder, a certificate representing such Conversion Shares that is free from all restrictive and other legends, registered in the name of the Holder or its designee (the date by which such credit is so required to be made to the balance account of the Holder’s or the Holder’s designee with DTC or such certificate is required to be delivered to the Holder pursuant to the foregoing is referred to herein as the “Required Delivery Date”, and the date such shares of Common Stock are actually delivered without restrictive legend to the Holder or the Holder’s designee with DTC, as applicable, the “Share Delivery Date”). The Company shall be responsible for any Transfer Agent fees or DTC fees with respect to any issuance of Conversion Shares or the removal of any legends with respect to any Conversion Shares in accordance herewith.
6.4
If the Company fails, for any reason or for no reason, to issue and deliver (or cause to be delivered) to a Holder (or its designee) by the Required Delivery Date, if the Transfer Agent is not participating in FAST, a legend-free certificate for the number of Conversion Shares to which the Holder is entitled and register such Conversion Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of legend-free Conversion Shares submitted for legend removal by the Holder pursuant to Section 6.3 above (a “Delivery Failure”), then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Required Delivery Date and to which the Holder is entitled, and (B) any trading price of the shares of Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the date of the delivery by the Holder to the Company of the applicable Conversion Shares and ending on the applicable Share Delivery Date. In addition to the foregoing, if a Delivery Failure occurs, and if on or after such Required Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock submitted for legend removal by the Holder pursuant to Section 6.3 above that the Holder is entitled to receive from the Company, then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any, for the shares of Common Stock so purchased) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit the Holder’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to the Holder a certificate or certificates or credit the balance account of the Holder or the Holder’s designee with DTC representing such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Conversion Shares that the Company was required to deliver to the Holder by the Required Delivery Date multiplied by (B) the lowest Closing Sale Price (as defined in the Exchange Notes) of the Common Stock on any Trading Day during the period commencing on the date of the delivery by the Holder to the Company of the applicable Conversion Shares and ending on the date of such delivery and payment under this clause (ii). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Common Stock (or to electronically deliver such shares of Common Stock) as required pursuant to the terms hereof.
6.5
While any Exchange Notes remain outstanding, the Company shall maintain a Transfer Agent that participates in FAST.

7.
Additional Covenants.

7.1
Disclosure. The Company shall, on or before 9:30 a.m., New York City time, on February 5, 2025, issue a Current Report on Form 8-K (the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Holder. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate.
7.2
Section 3(a)(9) Exchange. The parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Exchange Notes (and the Conversion Shares issuable thereunder) may be tacked on to the holding period of the Existing Notes. The Company agrees not to take any position contrary to this Section 7.2.
7.3
Reporting Status. Until the date on which the Holder shall have sold all of the Conversion Shares, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.
7.4
Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Conversion Shares from time to time issuable under the terms of the Exchange Notes on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.4.
7.5
Indemnification. In consideration of the Holder’s execution and delivery of this Agreement and effecting the Note Exchange hereunder, and in addition to all of the Company’s other obligations under the Exchange Documents, the Company shall defend, protect, indemnify and hold harmless the Holder and each holder of any Exchange Notes and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in any of the Exchange Documents, (ii) any breach of any covenant, agreement or obligation of the Company contained in any of the Exchange Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Exchange Documents, or (B) the status of the Holder or holder of the Exchange Notes either as an investor in the Company or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
7.6
Reimbursement of Fees and Expenses. The Company agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Holder and its affiliates, including the reasonable fees, charges and disbursements of counsel, in connection with the preparation, negotiation, execution, delivery and administration of the Exchange Documents and any amendments, waivers or other modifications of the provisions thereof.
8.
Miscellaneous.

8.1
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Exchange Note. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder, including, without limitation, by way of a Fundamental Transaction (as defined in the Exchange Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Exchange Notes). The Holder may assign some or all of its rights hereunder in connection with any transfer of any of the Exchange Notes without the consent of the Company.
8.2
Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. If either party shall commence an action or proceeding to enforce any provisions of this Agreement or another Exchange Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

8.3
Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4
Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient); or (iii) one (1) business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company: Interactive Strength Inc.

1005 Congress Ave, Suite 925

Austin, Texas 78701

With a copy (which shall not
constitute notice) to: Lucosky Brookman LLP

111 Broadway, Suite 807

New York, NY 10006

If to the Holder: As set forth on the signature page hereto

With a copy (which shall not
constitute notice) to: K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

8.5
Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

8.6
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.7
Entire Agreement. This Agreement represents the entire agreement and understanding between the parties concerning the Note Exchange and the other matters described herein and therein and supersede and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

8.8
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.9
Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

8.10
No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.11
Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing and delivery of the Exchange Notes.

8.12
Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.13
No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

Interactive Strength Inc.

By: /s/ Trent Ward
Name: Trent Ward
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE HOLDER

TR OPPORTUNITIES II LLC

By: /s/ Antonio Ruiz-Gimenez

Name: Antonio Ruiz-Gimenez
Title: Authorized Signatory

Address: c/o ATW Partners LLC

ONE PENN

1 Pennsylvania Plaza, Suite 4810

New York, NY 10119

EXHIBIT A

FORM OF EXCHANGE NOTE

See attached.

EXHIBIT B

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

See attached.